Exhibit 99.1
PRESS RELEASE
INX Announces Second Quarter 2006 Results
HOUSTON—(BUSINESS WIRE)—August 21, 2006—INX Inc. (Nasdaq: INXI) today announced financial results for its second quarter ended June 30, 2006.
In summary, for the quarter ended June 30, 2006 compared to the same period in the prior year:
•	Total revenue increased 36% to $38.7 million.

•	Gross margin on total revenue increased to 19.7% from 15.7%.

•	Product revenue increased 31% to $33.3 million and gross margin on product sales increased to 19.1% from 13.6%.

•	Service revenue increased 90% to $5.4 million and gross margin on services revenue decreased to 23.7% from 34.6%.

•	Operating income increased 53% to $631,000 from $412,000.

•	Income from continuing operations increased 48% to $613,000 from $413,000.

•	Net income was $756,000 compared to a loss of $418,000. Total net income results include net income of $143,000 from discontinued operations, which included a one-time gain of $469,000, which compared to a net loss of $831,000 from discontinued operations for the prior period.

•	Diluted EPS from continuing operations was $0.08 compared to $0.07.

•	Diluted EPS was income of $0.10 compared to a loss of $0.08.
For the six months ended June 30, 2006 compared to the same period in the prior year:
•	Total revenue increased 30% to $65.0 million.

•	Gross margin on total revenue increased to 20.1% compared to 16.3%.

•	Product revenue increased 23% to $55.6 million and gross margin on product sales increased to 19.4% compared to 15.0%.

•	Service revenue increased 115% to $9.3 million and gross margin on services revenue decreased to 24.3% compared to 30.0%.

•	Operating income was a profit of $193,000 compared to a loss of $4.9 million. The prior year period contained a one-time, non-cash charge of $5.7 million.

•	Income from continuing operations was $89,000 compared to a loss of $5.0 million.

•	Net income was $228,000 compared to a loss of $6.9 million. The current period results include net income of $139,000 from discontinued operations, which included a one-time gain of $469,000, and the prior period results included a net loss from discontinued operations, net of income taxes, of $1.9 million.

•	Diluted EPS from continuing operations was income of $0.01 compared to a loss of $0.92.

•	Diluted EPS was income of $0.03 compared to a loss of $1.27.
Commenting on the second quarter results, James Long, INX’s Chairman and CEO, stated, “We are pleased to announce significantly improved financial results for the second quarter. Revenue for the quarter was higher than we had expected, which resulted in our posting a profit for the quarter rather than the loss we had anticipated. Our improved financial results were driven by a combination of strong overall market demand and impressive execution by the employees of INX, who I would like to thank for their outstanding performance. Our business is on track with our growth plans and we are beginning to see the benefits of the strategic investments we have been making in the business.”
Brian Fontana, INX’s Chief Financial Officer, commenting on the highlights of the Company’s second quarter results, stated, “Revenue from continuing operations from both products and services increased to record levels, with product sales increasing 31% and services revenue increasing almost 90% on a year-over-year basis, reflecting the continuing trend of service revenue making up an increasing portion of our total revenue. We continue to be particularly pleased with the performance of our services business, and in particular our NetSurant managed support services offering, which saw its revenue increase by 145% over the prior year period. The increasing mix of service revenue contributed to an increase in our overall gross margin to 19.7% in the second quarter compared to 15.7% for the prior year quarter. Our product gross margin increased substantially to 19.1% compared to 13.6% in the prior year quarter. The prior year period contained several larger, lower margin education account transactions that made gross margin lower than our target range, and the current quarter contained no unusually large transactions and much less education account business, which resulted in the substantial improvement in product sales gross margin. Our gross margin percentage on total revenue improved because of increased gross margin on product sales and the improving mix of service revenue, even though gross margin percentage on service revenue is still below our target range because of investments we have been making in the business in terms of increased engineering staff. The strength in revenue and improving gross margin percentage resulted in a substantial improvement in operating results for the second quarter, both compared to the first quarter and the prior year second quarter.”
Commenting on the Company’s accomplishments during the quarter, Mark Hilz, INX’s President and Chief Operating Officer, commented, “We believe the strength of our second quarter results and business momentum is evidence that the investments we have been making in the business are beginning to pay off. During the second quarter we established a presence on the east coast, staffing up new green-field start-up operations in New York and Florida, while also increasing sales and engineering headcount in other markets. We also received the largest NetSurant support contract in INX’s history, a contract that substantially increased our backlog of recurring services revenues. In the second quarter the industry continued to show signs of moving into what we have referred to as the period of “mass adoption” of VoIP technology in the enterprise space, and we are looking ahead at the next major wave of industry change, which we believe will create substantial opportunities for INX. The IP network truly is becoming the primary platform for information technology and communications, and we believe enterprise organizations will be spending an increasing portion of their technology budget on IP communications. Because of the changes we expect in the industry we have been in the process of introducing new practice areas that we believe will allow us to provide our customers with more comprehensive IP Communications solutions, and which will add new sources of revenue. During the second quarter we invested in building the foundation of two new practices, a Network Storage practice and an IP Communications Collaboration practice, which we expect to announce as new company-wide offerings in the near future. We continue to believe that demand for IP communications solutions in the enterprise space is increasing and that our recent and continuing expansion efforts will continue to have a positive impact on our ability to take advantage of what we believe is a large and attractive long-term opportunity.”

OUTLOOK:
The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.
We believe our efforts towards creating a national presence, along with the increasing complexity and increasing use of enterprise-class IP communications systems will result in continued growth opportunities for INX over the next several years. One of our long-term goals continues to be improving profitability at a faster rate than the growth of revenue. As we described in the announcement of our first quarter results, in early 2006 we decided to make strategic investments that increased operating costs in the short-term in order to better position INX to take advantage of the long-term market opportunity we believe exists. While we are beginning to realize a return on these investments, we believe the full benefit will not be realized for six to nine months.
For our current third quarter ending September 30, 2006, we currently expect total revenue in the range of $39 million to $41 million, which represents year-over-year growth of 18% to 24% compared to restated revenue of $33.2 million for the prior year period.
We expect to be profitable for our third quarter. However, because we have been and are continuing to invest in the future of our business, we expect that net operating margin percentage for our third quarter will be below the levels that we believe are ultimately achievable for our business model, as was the case for our second quarter.
On a longer-term basis, one of our primary financial goals is to improve our operating profit margin percentage. We believe improvement will be driven by an increasing mix of service revenue, improved gross margin on service revenue and improving financial performance of our recently opened offices as those new markets mature. We believe we can increase gross margin on our total service revenue through improved utilization of recently added technical resources that perform our implementation services and because we believe our NetSurant support services profitability will improve as our NetSurant revenue continues to grow.
CONFERENCE CALL:
An investor conference call will be held by the Company today, August 21, 2006, starting at 10:30 a.m. Eastern Daylight Time to discuss the results and the Company’s outlook for the future, as well as provide an opportunity to answer investors’ questions in a public format. The call is expected to last approximately 60 minutes.
James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter’s results and answer investors’ questions.
To access the conference call within the U.S., dial 800-862-9098. For international/toll access, dial 785-424-1051. The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
Beginning approximately one hour after the end of the conference call and ending on September 21, 2006, a replay of the conference call will be accessible by calling either 888-753-5212 from within the U.S., or 402-220-2673 for international/toll access. The replay of the conference call will also be available by the following morning, and until September 21, 2006, for listening via the Internet from the Company’s web site at www.inxi.com/webcasts/Q206.call.
Additional investor information can be accessed on the INX Web site at www.inxi.com or is available by calling 713-795-2525.
SAFE HARBOR STATEMENT:
The statements contained in this document and during the related conference call that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above. The actual results of the future events described in the forward-looking statements in this press release and related conference call could differ materially from those stated in the forward-looking statements due to numerous factors, including:
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.

•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	The Company’s ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to finance its business operations.

•	The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened offices in new markets.

•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	The Company’s ability to sell its Valerent business unit as it expects.

•	Catastrophic events.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K/A for 2005, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K/A and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of August 21, 2006, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
ABOUT INX INC.:
INX Inc. (Nasdaq: INXI) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. INX offers a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com
CONTACT:
INX Inc.:
Brian Fontana, Chief Financial Officer: 713-795-2000
or
Investor Relations:
Jim Blackman, President, PR Financial Marketing: 713-256-0369
jimblackman@prfinancialmarketing.com

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	June 30,
	2006	2005
Revenue:		(as restated)
Products	$33,322	$25,543
Services	5,356	2,822

Total revenue	38,678	28,365

Cost of products and services:
Products	26,962	22,063
Services	4,084	1,846

Total cost of products and services	31,046	23,909

Gross profit	7,632	4,456
Selling, general and administrative expenses	7,001	4,044

Operating income	631	412
Interest and other income (expense), net	(18)	(26)

Income from continuing operations before income taxes	613	386
Income tax expense (benefit)	—	(27)

Net income from continuing operations	613	413
Income (loss) from discontinued operations, net of income taxes	143	(831)

Net income (loss)	$756	$(418)

Net income per share:
Basic:
Income from continuing operations	$0.10	$0.07
Income (loss) from discontinued operations, net of income taxes	0.02	(0.15)

Net income (loss) per share	$0.12	$(0.08)

Diluted:
Income from continuing operations	$0.08	$0.07
Income (loss) from discontinued operations, net of income taxes	0.02	(0.15)

Net income (loss) per share	$0.10	$(0.08)

Shares used in computing net income per share:
Basic	6,223,118	5,621,589

Diluted	7,324,469	5,621,589

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Six months ended
	June 30,
	2006	2005
Revenue:		(as restated)
Products	$55,633	$45,317
Services	9,321	4,330

Total revenue	64,954	49,647

Cost of products and services:
Products	44,855	38,500
Services	7,060	3,030

Total cost of products and services	51,915	41,530

Gross profit	13,039	8,117
Selling, general and administrative expenses	12,846	13,054

Operating income (loss)	193	(4,937)
Interest and other income (expense), net	(103)	(94)

Income (loss) from continuing operations before income taxes	90	(5,031)
Income tax expense (benefit)	1	(50)

Net income (loss) from continuing operations	89	(4,981)
Income (loss) from discontinued operations, net of income taxes	139	(1,945)

Net income (loss)	$228	$(6,926)

Net income per share:
Basic:
Income (loss) from continuing operations	$0.01	$(0.92)
Income (loss) from discontinued operations, net of income taxes	0.03	(0.35)

Net income (loss) per share	$0.04	$(1.27)

Diluted:
Income (loss) from continuing operations	$0.01	$(0.92)
Income (loss) from discontinued operations, net of income taxes	0.02	(0.35)

Net income (loss) per share	$0.03	$(1.27)

Shares used in computing net income per share:
Basic	6,135,350	5,433,778

Diluted	7,202,067	5,433,778

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,290	$2,597
Accounts receivable, net of allowance of $222 and $161	35,339	24,903
Inventory	690	79
Other current assets	858	881
Current assets of discontinued operations	733	2,564

Total current assets	41,910	31,024
Property and equipment, net of accumulated depreciation of $2,730 and $2,344	2,818	2,050
Goodwill	10,905	7,121
Intangible and other assets, net of accumulated amortization of $1,166 and $1,007	409	393
Noncurrent assets of discontinued operations	106	1,057

Total assets	$56,148	$41,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$4,646	$2,707
Accounts payable	24,411	13,825
Accrued expenses	4,532	3,696
Other current liabilities	1,005	468
Current liabilities of discontinued operations	573	2,936

Total current liabilities	35,167	23,632

Long-term liabilities of discontinued operations	—	7
Other long-term liabilities	142	—
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 6,347,098 and 5,975,626 shares issued	64	60
Additional paid-in capital	29,395	27,546
Common stock issuable	752	—
Retained deficit	(9,372)	(9,600)

Total stockholders’ equity	20,839	18,006

Total liabilities and stockholders’ equity	$56,148	$41,645